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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have issued our report dated January 29, 1999, accompanying the consolidated financial statements included in the Annual Report of Cape Cod Bank & Trust Company on Form 10-K for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statement pertaining to the CCBT Bancorp, Inc. Stock Option Plan, as amended, on form S-8 filed with the Securities and Exchange Commission on February 18, 1999.


/s/ Grant Thornton LLP

Boston, Massachusetts
March 22, 1999